Exhibit 99.2

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE:	August 29, 2008	FINANCIAL CONTACT:
Kevin Shook, Treasurer and Chief Financial Officer
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC. WILL PRESENT AT

KEEFE, BRUYETTE & WOODS, INC. INSURANCE CONFERENCE

(Lancaster, PA) – Eastern Insurance Holdings, Inc. (Nasdaq: EIHI) (“EIHI”) announced today that Bruce Eckert, Chief Executive Officer, and Kevin Shook, Treasurer and Chief Financial Officer, are scheduled to present at the Keefe, Bruyette & Woods, Inc. Annual Insurance Conference. The two-day conference will be held at the Waldorf-Astoria Hotel in New York, New York. EIHI will conduct its presentation on Thursday, September 4, 2008 at 3:40 p.m. Eastern Time. The conference will be webcast live at Keefe, Bruyette & Woods’ Web site: http://www.kbw.com.

EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, an offshore specialty reinsurance company and a third-party claims administration company.

EIHI recently announced on August 7, 2008, that it executed a definitive agreement to acquire Employers Security Holding Company (“Employers”). Employer’s wholly-owned subsidiary is Employers Security Insurance Company, an Indianapolis, Indiana-based mono-line workers’ compensation insurance company. The transaction is expected to close late in the third quarter of 2008.

EIHI is located at 25 Race Avenue in Lancaster, Pennsylvania. The company’s Web address is www.easterninsuranceholdings.com.

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

August 29, 2008	EIHI Will Present KBW Insurance Conference

FORWARD LOOKING STATEMENTS

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, therefore no assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. These forward-looking statements include statements with respect to strategies, goals, beliefs, expectations, intentions, results of operations, future performance and business of EIHI. Numerous competitive, economic, regulatory, legal, technological and other factors could cause financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. EIHI cautions that the foregoing factors are not all inclusive. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. EIHI does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the company. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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